EXHIBIT 17



PROXY                                                                 PROXY
                           GLOBAL SMALL CAP FUND INC.

                SPECIAL MEETING OF SHAREHOLDERS DECEMBER 30, 1999

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL SMALL CAP FUND INC. The undersigned hereby appoints as proxies Keith A. Weller and Stephanie Hemphill-Johnson and each of them (with power of substitution) to vote for the undersigned all shares of common stock of the undersigned in Global Small Cap Fund Inc. at the above referenced meeting and any adjournment thereof, with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed on the reverse of this card. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" THE PROPOSAL RELATING TO GLOBAL SMALL CAP FUND INC.

YOUR VOTE IS IMPORTANT. Please date and sign this proxy below and return it promptly in the enclosed envelope.

                   If shares are held by an individual, sign your name exactly as it appears on this card. If shares are held jointly, either party may sign, but the name of the party signing should conform exactly to the name shown on this proxy card. If shares are held by a corporation, partnership or similar account, the name and the capacity of the individual signing the proxy card should be indicated---for example: "ABC Corp., John Doe, Treasurer."

                   --------------------------------------------------------
                   Signature

                   --------------------------------------------------------
                   Signature (if held jointly)

                   --------------------------------------------------------
                   Dated


                  PLEASE MARK YOUR VOTE ON THE REVERSE SIDE OF THIS CARD.





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THE BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" THE  PROPOSAL.  PLEASE  INDICATE
YOUR VOTE BY FILLING IN THE BOX COMPLETELY. EXAMPLE: /(SHADE)/ ---------

PROPOSAL:                                FOR   AGAINST     ABSTAIN
Approval of the Agreement and Plan of
Reorganization and Termination that      /_/     /_/         /_/
provides for the combination of Global
Small Cap Fund Inc. and PaineWebber
Global Equity Fund, a series of
PaineWebber Investment Trust.


               PLEASE DATE AND SIGN THE REVERSE SIDE OF THIS CARD.